EXHIBIT 4(e)

                       The Commonwealth of Massachusetts

         NUMBER                                                SHARES

                            THE ALGER AMERICAN FUND
                   Alger American Leveraged AllCap Portfolio

                           Par value $.001 per share

This Certifies that Specimen of ------- is the owner of -0- Shares in the Alger American Leveraged AllCap Portfolio created by a Declaration of Trust dated April 6, 1988 and recorded with the Secretary of State of the Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trust hereunto set their hands and have caused their seal to be affixed hereto this ______ day of _______ A.D. 19__.


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President                                       Treasurer
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For Value Received, _______________ hereby sell, assign, and transfer unto
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_____________________________________________________________ Shares of the
Capital represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said Shares on the books of the within named Organization with full power of substitution in the premises.

Dated ________ 19__


In presence of ______________________________________________

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NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.